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                                                                  Exhibit 1.1
                                                                  EXECUTION COPY





                            THE KANSAS CITY SOUTHERN

                                 RAILWAY COMPANY

                          7 1/2% SENIOR NOTES DUE 2009



                                  Guaranteed by

                           THE GUARANTORS NAMED HEREIN

                               PLACEMENT AGREEMENT

June 5, 2002

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Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Deutsche Bank Securities Inc.
Banc One Capital Markets, Inc.
Scotia Capital (USA) Inc.

c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036

Dear Sirs and Mesdames:

     The Kansas City Southern Railway Company, a Missouri corporation (the "Company"), proposes to issue and sell to the several purchasers named in
Schedule I hereto (the "Initial Purchasers"):

     $200,000,000 principal amount of its 7 1/2% Senior Notes Due 2009 (the "Notes") to be issued pursuant to the provisions of an Indenture dated as of June 12, 2002 (the "Indenture") to be entered into among the Company, Kansas City Southern (the "Parent") and the companies named in Schedule II hereto as guarantors (collectively, and together with Parent, the "Guarantors") and U.S. Bank National Association, as Trustee (the "Trustee"), and will be jointly and severally guaranteed on an unsecured senior basis by the Guarantors (the "Guarantees" and together with the Notes, the "Securities").

     The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), or qualification under state securities or blue sky laws, to qualified institutional buyers in compliance with the exemption from Securities Act registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S").

     The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated the date hereof among the Company, the Guarantors and the Initial Purchasers (the "Registration Rights Agreement").

     In connection with the sale of the Securities, the Company and the Guarantors have prepared a preliminary offering memorandum (the "Preliminary Memorandum") and will prepare a final offering memorandum (the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum") including or incorporating by reference a description of the terms of the Securities, the terms of the offering and a description of the Company and the Guarantors. As used herein, the term "Memorandum" shall include in each case the documents incorporated by reference therein. The terms "supplement", "amendment" and "amend" as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     1. Representations and Warranties. (A) Each of the Company and the Guarantors jointly and severally represents and warrants to, and agrees with, you that:

          (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in either Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and
     (ii) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to any Initial Purchaser furnished to the Company and the Guarantors in writing by such Initial Purchaser through you expressly for use therein.

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          (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Missouri, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (c) The Parent and each of its subsidiaries (other than the Company) has been duly organized, is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has the corporate, limited liability company or limited partnership power and authority, as the case may be, to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Parent and its subsidiaries, taken as a whole; all of the outstanding shares of capital stock of the Parent have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the issued shares of capital stock, membership interests or partnership interests, as the case may be, of each subsidiary of the Parent have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in exhibit 21.1 to the Parent's Form 10-K for the year ended December 31, 2001, are owned directly or indirectly by the Parent, free and clear of all liens, encumbrances, equities or claims, except those that arise under the Credit Agreement dated as of January 11, 2000, as amended through the date hereof, among the Parent, the Company, the lenders thereto, JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as administrative agent, collateral agent, issuing bank and swingline lender, the Bank of Nova Scotia, as syndication agent, and Fleet National Bank, as documentation agent (the "KCS Credit Facilities") or, upon effectiveness, the Amended KCS Credit Facilities (as defined below).

          (d) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

          (e) The Company and each of the Guarantors have full right, power and authority to execute and deliver each of this Agreement, the Indenture, the Registration Rights Agreement and the Securities (collectively, the "Transaction Documents") to which they are party and perform their respective obligations thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.

          (f) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws relating to or affecting creditors' rights generally and equitable principles of general applicability (whether applied by a court of law or equity), and will be entitled to the benefits of the Indenture and the Registration Rights Agreement pursuant to which such Securities are to be issued.

          (g) The Guarantees have been duly authorized and, when executed and

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     delivered in accordance with the terms of the Indenture and this Agreement, will have been duly executed, issued and delivered and will constitute valid and binding obligations of each Guarantor, enforceable against each Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws relating to or affecting creditors' rights generally and equitable principles of general applicability (whether applied by a court of law or equity), and will be entitled to the benefits of the Indenture and the Registration Rights Agreement pursuant to which such Securities are to be issued.

          (h) The Indenture has been duly authorized by the Company and the Guarantors and, when executed and delivered in accordance with its terms by each of the parties thereto, will be a valid and binding agreement of the Company and the Guarantors, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws relating to or affecting creditors' rights generally and equitable principles of general applicability (whether applied by a court of law or equity). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. The Securities and the Indenture conform in all material respects to the description thereof contained in each Memorandum under the heading "Description of the Notes".

          (i) The Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Guarantors, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws relating to or affecting creditors' rights generally and equitable principles of general applicability (whether applied by a court of law or equity) and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

          (j) The execution and delivery by the Company and the Guarantors of, and the performance by the Company and the Guarantors of their obligations under the Transaction Documents will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Parent and its subsidiaries or any agreement or other instrument binding upon the Parent and its subsidiaries that are material to the Parent and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Parent and its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Guarantors of their obligations under the Transaction Documents, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Securities and by federal and state securities and blue sky laws with respect to the Company's and the Guarantors' obligations under the Registration Rights Agreement.

          (k) KPMG LLP are independent certified public accountants with respect to the Parent and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. The historical financial statements (including the related notes) contained in each Memorandum comply in all material respects with the requirements applicable to a registration statement on Form S-1 under the Securities Act (except that disclosure of earnings per share and certain supporting schedules are omitted); such financial statements have been prepared in accordance with generally accepted accounting principles consistently

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     applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in each Memorandum under the headings "Summary--Summary Consolidated Financial Information and Other Data", "Capitalization", "Selected Consolidated Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Management" is derived from the accounting records of the Parent and its subsidiaries and fairly presents the information purported to be shown thereby. The other historical financial and statistical information and data included in each Memorandum are, in all material respects, fairly presented.

          (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Parent and its subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum (including, if applicable, any amendment or supplement thereto) provided to prospective purchasers of the Securities.

          (m) There are no legal or governmental proceedings pending or, to the knowledge of the Company and the Guarantors, threatened to which the Parent or any of its subsidiaries is a party or to which any of the properties of the Parent or any of its subsidiaries is subject other than proceedings accurately described in all material respects in each Memorandum and proceedings that could not reasonably be expected to have a material adverse effect on the Parent and its subsidiaries, taken as a whole, or on the power or ability of the Company and the Guarantors to perform their respective obligations under the Transaction Documents or to consummate the transactions contemplated by the Final Memorandum.

          (n) There are no contracts, documents, pending legal or governmental actions, suits or proceedings of a character that would be required to be described in each Memorandum, if it were a prospectus filed as part of a registration statement under the Securities Act, that are not set forth or incorporated by reference in each Memorandum. All descriptions in each Memorandum of such contracts or documents are accurate in all material respects.

          (o) To the knowledge of the Company and the Guarantors, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Parent or any of its subsidiaries which would prevent or suspend the issuance or sale of the Securities or the use of the Preliminary Memorandum or the Final Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the Company and each of the Guarantors, threatened against or affecting the Parent or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto.

          (p) None of the Company or the Guarantors is in violation of its charter or by-laws and none of the Parent or its subsidiaries is (i) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained

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     in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (ii) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except, in the case of clause (i) and (ii), for any default or violation that could not be reasonably expected to have a material adverse effect on the Parent and its subsidiaries, taken as a whole.

          (q) The Parent and each of its subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in each Memorandum, except where the failure to possess or make the same would not, singularly or in the aggregate, have a material adverse effect on the Parent and its subsidiaries taken as a whole, and neither the Parent nor any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course, except where such revocation, modification or nonrenewal could not reasonably be expected to, singularly or in the aggregate, have a material adverse effect on the Parent and its subsidiaries, taken as a whole.

          (r) The Parent and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Parent or any of its subsidiaries which has had (nor does the Company or any of the Guarantors have any knowledge of any tax deficiency which, if determined adversely to the Parent or any of its subsidiaries, could reasonably be expected to have) a material adverse effect on the Parent and its subsidiaries taken as a whole.

          (s) The Parent and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, in each case except as described in each Memorandum or where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Parent and its subsidiaries, taken as a whole.

          (t) In the ordinary course of its business, the Parent conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Parent and its subsidiaries. On the basis of such review, the Parent has concluded that, except as described in each Memorandum, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Parent and its subsidiaries, taken as a whole.

          (u) The Parent and each of its subsidiaries carry, or are covered by,

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     insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Parent and its subsidiaries and their respective businesses. Neither the Parent nor any of its subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance.

          (v) The Parent and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, to the extent necessary.

          (w) The Parent and each of its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or upatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to possess such rights could not reasonably be expected to have a material adverse effect on the Parent and its subsidiaries taken as a whole, and the conduct of their respective businesses will not conflict with, and, except as described in each Memorandum, the Parent and its subsidiaries have not received any notice of any claim or conflict with, any such rights of others that, if determined adversely to the Parent or any of its subsidiaries, would, individually or in the aggregate, have a material adverse effect on the Parent and its subsidiaries taken as whole.

          (x) The Parent and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Parent and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) arise under the KCS Credit Facilities or, upon effectiveness, the Amended KCS Credit Facilities (as defined below) or (ii) do not materially interfere with the use made and proposed to be made of such property by the Parent and its subsidiaries and could not reasonably be expected to have a material adverse effect on the Parent and its subsidiaries, taken as a whole.

          (y) No labor disturbance by or dispute with the employees of the Parent or any of its subsidiaries exists or, to the knowledge of the Company and each of the Guarantors, is threatened that could reasonably be expected to have a material adverse effect on the Parent and its subsidiaries, taken as a whole.

          (z) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Parent or any of its subsidiaries which

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     could reasonably be expected to have a material adverse effect on the
     Parent and its subsidiaries taken as a whole, each such employee benefit plan is in compliance with applicable law, including ERISA and the Code, except where such noncompliance, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Parent and its subsidiaries taken as a whole, the Parent and each of its subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Parent or any of its subsidiaries would have any liability; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

          (aa) Except as otherwise disclosed in each Memorandum, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by the Parent or any of its subsidiaries (or, to the knowledge of the Company and each of the Guarantors, any other entity (including any predecessor) for whose acts or omissions the Parent or any of its subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Parent or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a material adverse effect, on the Parent and its subsidiaries taken as a whole; and, except as otherwise disclosed in each Memorandum, there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or each of the Guarantors has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a material adverse effect on the Parent and its subsidiaries taken as a whole.

          (bb) Neither the Parent nor, to the best knowledge of the Company and each of the Guarantors, any director, officer, agent employee or other person associated with or acting on behalf of the Parent or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (cc) On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and to the other transactions related thereto as described in the Final Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the probable liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Securities as

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     contemplated by this Agreement and the Final Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          (dd) None of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin security" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Federal Reserve Board.

          (ee) Except as contemplated hereby, neither the Parent nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Parent, any of its subsidiaries, or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

          (ff) The Company and the Guarantors are not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (gg) When the Guarantees are executed and delivered in accordance with the terms of the Indenture and this Agreement, the Notes will be jointly and severally guaranteed on an unsecured basis by the Parent and each of its subsidiaries that guarantees the KCS Credit Facilities or, upon effectiveness, the Amended KCS Credit Facilities (as defined below)(except for SCC Holdings Inc., The Kansas City Northern Railway Company, Veals, Inc. and Caymex Transportation, Inc.) and the Company's 9.5% Senior Notes due 2008, as more particularly set forth on Schedule II hereto.

          (hh) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Memorandum or the Final Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

          (ii) None of the Company, the Guarantors or any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company or the Guarantors has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (jj) None of the Company, the Guarantors, their Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect

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     to the Securities and the Company, the Guarantors and their Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S.

          (kk) Assuming that your representations and warranties herein are true and compliance by you with your covenants set forth herein, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

          (ll) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

     (B) Each of the Company and the Parent jointly and severally represents and warrants to and agrees with you that it has received a letter from J.P. Morgan Securities, Inc. ("J.P. Morgan Securities") to the effect that J.P. Morgan Securities has received commitments from the necessary lenders under the KCS Credit Facilities to permit the issuance of the Securities and otherwise amend and restate the terms of the KCS Credit Facilities in accordance with the term sheet attached to such letter (the "Amended KCS Credit Facilities"), copies of such letter having been provided to you on or prior to the date hereof. Such commitments are subject only to satisfactory review of the documentation evidencing the Amended KCS Credit Facilities, the form of which is attached hereto as Exhibit B (the "Amended KCS Credit Facilities Documentation"). Such Amended KCS Credit Facilities Documentation (A) has been duly authorized by the Parent, the Company and each other subsidiary of the Parent party thereto and, when duly executed and delivered on or prior to the Closing Date, will be a valid and binding agreement of the Parent, the Company and each other subsidiary of the Parent party thereto enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws relating to or affecting creditors' rights generally and equitable principles of general applicability (whether applied by a court of law or equity) and (B) conforms in all material respects to the description thereof in each Memorandum.

          2. Agreements to Sell and Purchase. The Company and the Guarantors, subject to the conditions hereinafter stated, hereby agree to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth in Schedule I hereto opposite its name at a purchase price of 98.25% of the principal amount thereof (the "Purchase Price") plus accrued interest, if any, to the Closing Date.

          The Company and the Guarantors hereby agree that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Initial Purchasers, they will not, during the period beginning on the date hereof and continuing for a period of 90 days from the date of the Final Memorandum, offer, sell, contract to sell or otherwise dispose of any debt of the Company or the Guarantors or warrants to purchase debt of the Company substantially similar to the Securities (other than the sale of the Securities under this Agreement).

          3. Terms of Offering. You have advised the Company and the Guarantors that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder in accordance with Section 7 hereof on the terms to be described in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

          4. Payment and Delivery. Payment for the Securities shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on June 12, 2002, or at such other time on the same or such other date, not later than June 19, 2002, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".

          The Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date. The Securities shall be delivered to you on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefore plus accrued interest, if any, to the date of payment and delivery.

          5. Conditions to the Initial Purchasers' Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

               (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                    (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Parent, the Company or any of the Parent's or the Company's securities or in the rating outlook for the Parent or the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                    (ii) there shall not have occurred any change, or any
               development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Parent and its subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum (including, if applicable, any amendment or supplement thereto) provided to prospective purchasers of the Securities that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

               (b) The Initial Purchasers shall have received on the Closing Date a certificate dated the Closing Date and signed by an executive officer of the Company and the Parent respectively, to the effect set forth in Section 5(a)(i). The Initial Purchasers shall have also received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company and each Guarantor, respectively, to the effect that the representations and warranties of the Company and the Guarantors contained in this Agreement are true and correct as of the Closing Date and that the Company and the Guarantors have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

               (c) The Initial Purchasers shall have received on the Closing Date the opinions of Sonnenschein Nath & Rosenthal, outside counsel for the Company and the Guarantors, and Jay M. Nadlman, Esq., associate general counsel for the Company and the Guarantors, each dated the Closing Date, to the effect set forth in Exhibit A. Such opinions shall be rendered to the Initial Purchasers at the request of the Company and the Guarantors and shall so state therein. The opinion of the outside counsel for the Company and the Guarantors shall cover the matters set forth in clauses (iii), (iv), the first clause of clause (v) (other than "Business - Legal Matters", and "Part II, Item 1 - Legal Proceedings" of the Parent's Form 10-K and Form 10-Q referred to therein) and (vi) - (xvi) of Exhibit A. The opinion of the associate general counsel for the Company and the Guarantors shall cover the matters set forth in clauses (i), (ii), (v) (other than the matters covered by the opinion of the outside counsel, as set forth above), (xi), (xii) and (xvi) of Exhibit A.

               (d) The Initial Purchasers shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Initial Purchasers, dated the Closing Date in form and substance satisfactory to you.

               (e) The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from KPMG LLP, independent public accountants, with respect to the Parent and its subsidiaries, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into each Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

               (f) The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from PricewaterhouseCoopers LLP, independent public accountants, with respect to the Parent and its subsidiaries, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into each Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

               (g) The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from PricewaterhouseCoopers LLP, independent public accountants, with respect to Grupo Transportacion Fernoviaria Mexicana, S.A. de C.V., containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into each Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

               (h) The Company and the Parent shall have received, on or before the Closing Date, written notice from JP Morgan Bank that all conditions to the effectiveness of the Amended KCS Credit Facilities Documentation, including the due authorization, execution and delivery of the Amended KCS Credit Facilities Documentation substantially in the form attached hereto as Exhibit B (copies of which, along with copies of such written notice, will be provided to you on or before the Closing Date), have been satisfied other than the repayment of the Tranche A term loans and certain of the Tranche B term loans as required under the Amended KCS Credit Facilities Documentation. On the Closing Date the Tranche A term loans and certain of the Tranche B term loans outstanding under the KCS Credit Facilities shall be repaid as set forth in the Final Memorandum pursuant to the Amended KCS Credit Facilities Documentation and the Amended KCS Credit Facilities shall become effective simultaneously with the payment for and delivery of the Securities pursuant to this Agreement.

     6. Covenants of the Company and the Guarantors. In further consideration of the agreements of the Initial Purchasers contained in this Agreement, each of the Company and the Guarantors, jointly and severally, covenants with each Initial Purchaser as follows:

               (a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

               (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

               (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

               (d) To endeavor to qualify the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as you shall reasonably request; provided that the Parent and its subsidiaries shall not be obligated to qualify as a Foreign corporation in any jurisdiction in which they have not so qualified or to file a general consent to service of process in any jurisdiction.

               (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's and the Guarantors' counsel and the Company's and the Guarantors' accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the

          Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any blue sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the blue sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) one-half of the costs and expenses of the Company and the Guarantors relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company and the Guarantors, travel and lodging expenses of the representatives and officers of the Company, the Guarantors and any such consultants, and the cost of any aircraft chartered in connection with the road show,
          (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

               (f) Neither the Company, the Guarantors nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

               (g) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

               (h) While any of the Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Parent is then subject to Section 13 or 15(d) of the Exchange Act.

               (i) If requested by you, to use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

               (j) None of the Company, the Guarantors, their Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the

          Company, the Guarantors and their Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.

               (k) During the period of two years after the Closing Date, the Company and the Guarantors will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

               (l) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

               (m) The Securities (and all securities issued in exchange therefore or in substitution thereof) shall bear the following legend until, in our judgment, such legend shall no longer be necessary or advisable because such Securities are no longer subject to the restrictions on transfer described therein:

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT FOR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THE NOTES, THE HOLDER MUST TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR NON-U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS PROVISIONS REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.

     7. Offering of Securities; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the

Securities Act (a "QIB"). Each Initial Purchaser, severally and not jointly, agrees with the Company and the Guarantors that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers", which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions".

          (b) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

               (i) such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company and the Guarantors that would permit a public offering of the Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

               (ii) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

               (iii) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act; (iv) such Initial Purchaser has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

               (v) such Initial Purchaser (A) has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (B) has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect of anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (C) will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company and the Guarantors;

               (vi) such Initial Purchaser understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

               (vii) such Initial Purchaser agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

               "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this Section 7(b) have the meanings given to them by Regulation S.

     8. Indemnity and Contribution. (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, each person, if any, who controls any Initial Purchaser within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company and the Guarantors shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except (i) insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company and the Guarantors in writing by such Initial Purchaser through any of you expressly for use therein and (ii) insofar as the sale to the person asserting any such losses, claims, damages or liabilities was an initial resale by such Initial Purchaser and any such losses, claims, damages or liabilities of or with respect to such Initial Purchaser results from the fact that both (A) to the extent required by applicable law, the Company and the Guarantors have sustained the burden of proving that a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from the Preliminary Memorandum was corrected in the Final Memorandum unless, in either case, such failure to deliver the Final Memorandum was a result of the Company's and the Guarantors' failure to provide copies of the corrected Final Memorandum to such Initial Purchaser prior to the written confirmation of the sale of such

Securities.

          (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, their directors, their officers and each person, if any, who controls the Company or the Guarantors within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and each of the Guarantors to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company and the Guarantors in writing by such Initial Purchaser through any of you expressly for use in either Memorandum or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by the Company and the Guarantors, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the Guarantors and the total discounts and commissions received by the Initial Purchasers, in each case as set forth in the Final Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

          (e) The Company, the Guarantors and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
     Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
     Section 8 and the representations, warranties and other statements of the Company and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement, (ii) any investigation made by or on behalf of (i) any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Company and the Guarantors, their officers or directors or any person controlling the Company and the Guarantors and (iii) acceptance of and payment for any of the Securities.

     9. Termination. The Initial Purchasers may terminate this Agreement by notice given by you to the Company and the Guarantors, if, after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Parent or the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Final Memorandum.

     10. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

     If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company or the Guarantors to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantors shall be unable to perform their obligations under this Agreement, the Company and the Guarantors will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder. If this Agreement is terminated by reason of the default of one or more of the Initial Purchasers, the Company and the Guarantors shall not be obligated to reimburse each such defaulting Initial Purchaser on account of such expenses.

     11. Notices, etc. All statements requests, notices and agreements hereunder shall be in writing, and:

         (A) If to the Initial Purchasers shall be delivered or sent by mail, telex or facsimile transmission to Moran Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Capital Markets Syndicate Desk (Fax: 212-761-0260), with a copy to Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attention: Joel Klaperman, Esq. (Fax: 212-848-7179); and

         (B) If to the Company or any Guarantor, shall be delivered or sent by mail, telex or facsimile transmission to The Kansas City Southern Railway Company, 427 West 12th Street, Kansas City, Missouri 64105, Attention:
     Chief Financial Officer (Fax: 816-983-1297), with a copy to the Sonnenschein Nath & Rosenthal, 4520 Main Street, Suite 1100, Kansas
     City, Missouri 64111, Attention: John Marvin, Esq. (Fax: 816-531-7545).

     12. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Guarantors, the Initial Purchasers and their respective successors and assigns. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (i) the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act and (ii) the representations, warranties, indemnities and agreements of the Initial Purchasers contained in this Agreement shall also be deemed to be for the benefit of officers and directors of the Company and each Guarantor and any person who controls the Company or the Guarantors within the meaning of either Section 15 of the Securities Act and Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     13. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same is in writing and signed by the partied hereto.

     14.   Counterparts.   This  Agreement  may  be  signed  in  any  number  of
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.


                                Very truly yours,

                              Kansas City Southern

                               By:   /s/ Robert H. Berry
                                  ----------------------------------------
                                      Name: Robert H. Berry
                                      Title: Senior Vice President & CFO

                               The Kansas City Southern Railway Company

                               By:   /s/ Robert H. Berry
                                  ----------------------------------------
                                      Name:  Robert H. Berry
                                      Title:  Senior Vice President & CFO



                               Gateway Eastern Railway Company

                               By:   /s/ Jay M. Nadlman
                                  ----------------------------------------
                                      Name:  Jay M. Nadlman
                                      Title:  Vice President

                               Mid-South Microwave, Inc.



                               By:   /s/ Robert H. Berry
                                  ----------------------------------------
                                      Name:  Robert H. Berry
                                      Title:  Vice President & Treasurer

                              PABTEX GP, LLC


                               By:   /s/ Robert H. Berry
                                  ----------------------------------------
                                      Name: Robert H. Berry
                                      Title: Authorized Representative

                               PABTEX L.P.



                               By: PABTEX GP, LLC

                               By:   /s/ Robert H. Berry
                                  ----------------------------------------
                                      Name:  Robert H. Berry
                                      Title:  Authorized Representative

                             Rice-Carden Corporation

                               By:   /s/ Robert H. Berry
                                  ----------------------------------------
                                      Name: Robert H. Berry
                                      Title: Vice President & Treasurer

                             SIS Bulk Holding, Inc.

                               By:   /s/ Robert H. Berry
                                  ----------------------------------------
                                      Name: Robert H. Berry
                                      Title: Vice President & Treasurer

                               Southern Development Company

                               By:   /s/ Robert H. Berry
                                  ----------------------------------------
                                      Name: Robert H. Berry
                                      Title: Vice President & Treasurer

                               Southern Industrial Services, Inc.



                               By:   /s/ Robert H. Berry
                                  ----------------------------------------
                                      Name: Robert H. Berry
                                      Title: Vice President & Treasurer

                               Trans-Serve, Inc.

                               By:   /s/ Robert H. Berry
                                  ----------------------------------------
                                      Name: Robert H. Berry
                                      Title: Vice President & Treasurer

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Deutsche Bank Securities Inc.
Banc One Capital Markets, Inc.
Scotia Capital (USA) Inc.

Acting severally on behalf of themselves and the several Initial Purchasers named in Schedule I hereto.

By: Morgan Stanley & Co. Incorporated

By: /s/ Bryan Andrzejwski
   ----------------------------
   Name: Bryan Andrzejwski
   Title: Executive Director

                                   SCHEDULE I


                Initial Purchaser                      Principal Amount of
                                                    Securities to Be Purchased

Morgan Stanley & Co., Incorporated...............        $130,000,000
J.P. Morgan Securities Inc.......................          30,000,000
Deutsche Bank Securities Inc.....................          24,000,000
Banc One Capital Markets, Inc....................           8,000,000
Scotia Capital (USA) Inc.........................           8,000,000
                                                         ------------
         Total...................................        $200,000,000
                                                         ============

                                   SCHEDULE II

Gateway Eastern Railway Company

Mid-South Microwave, Inc.

PABTEX GP, LLC

PABTEX L.P.

Rice-Carden Corporation

SIS Bulk Holding, Inc.

Southern Development Company

Southern Industrial Services, Inc.

Trans-Serve, Inc.